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Exhibit 99.1

SUPPLEMENTAL REGULATION FD INFORMATION

        In this supplemental information, "Accellent", "the Company", "we", "us" and "our" refer to Accellent Corp. and its subsidiaries, unless the context otherwise requires or it is otherwise indicated; "Parent" or "our parent" refers to Accellent Inc.; KKR refers to Kohlberg Kravis Roberts & Co. L.P.; and "LTM period" refers to the twelve months ended September 30, 2005.

THE TRANSACTIONS

        On October 7, 2005, our parent entered into an agreement and plan of merger with Accellent Acquisition Corp., or AAC, an entity controlled by affiliates of KKR, pursuant to which Accellent Merger Sub Inc., a wholly-owned subsidiary of AAC, will merge with and into our parent, with our parent being the surviving entity (the "Merger").

        The merger agreement contains various covenants regarding the conduct of our business prior to the closing of the Merger. In addition, the Merger is subject to a number of conditions, including certain regulatory approvals and the consummation of the debt financings described in the following paragraph or other satisfactory financing.

        In connection with the Merger, an investment fund controlled by KKR and others will make an equity investment in AAC's parent and thereby in us of approximately $613.7 million, with approximately $30.5 million of equity expected to be rolled over by certain members of management. In addition, in connection with the Merger, our parent or AAC's parent in the case of bullet five below intends to:

  •
  enter into a new senior secured credit facility, consisting of a $375.0 million senior secured term loan facility and a $75.0 million senior secured revolving credit facility that is expected to remain undrawn at closing;

  •
  issue $325 million aggregate principal amount of senior subordinated notes;

  •
  repay approximately $412.3 million of our existing indebtedness (including accrued interest of $3.7 million, assuming the Transactions were consummated on September 30, 2005), including pursuant to a tender offer our $175 million 10% Senior Subordinated Notes due 2012;

  •
  pay approximately $73.0 million of transaction fees and expenses, including tender offer and consent solicitation premiums; and

  •
  issue new options to purchase shares of AAC's parent to certain members of our management.

        We have commenced a tender offer to purchase all of our outstanding 10% Senior Subordinated Notes due 2012 and are soliciting consents from the respective holders of those notes to amend the indenture governing the notes to eliminate substantially all of the restrictive covenants and effect certain other amendments to the indenture.

        The Merger and related financing transactions are referred to collectively herein as the "Transactions."

        After giving pro forma effect to the Transactions, as of September 30, 2005, we would have had indebtedness of approximately $700.0 million outstanding, including $375.0 million of secured indebtedness consisting of the senior secured credit facilities described above.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed consolidated financial statements contain unaudited historical financial data for the twelve month period ended December 31, 2004, the nine month periods ended September 30, 2004 and 2005 and the LTM period that are derived from our, MedSource Technologies, Inc.'s ("MedSource"), Campbell Engineering, Inc.'s ("Campbell") and Machining Technology Group, LLC's ("MTG") audited and unaudited consolidated financial statements. We consummated the MedSource acquisition on June 30, 2004 and, as a result, the assets and liabilities of MedSource are recorded on our balance sheet as of the date of the MedSource acquisition and the results of operations of MedSource for June 30, 2004 are included in our results for that day and each day thereafter. We consummated the acquisition of Campbell's assets on September 12, 2005, and the MTG acquisition on October 6, 2005. As a result, the assets and liabilities of MTG are not recorded on our balance sheet at September 30, 2005. The results of operations of Campbell are and MTG will be reflected in our results for the day of the acquisition and each day thereafter. The unaudited pro forma condensed consolidated statements of operations for the twelve month period ended December 31, 2004, the nine month periods ended September 30, 2004 and 2005 and the LTM period give effect to the MedSource, Campbell asset and MTG acquisitions as if they had occurred on January 1, 2004 and January 1, 2005. The unaudited pro forma condensed consolidated balance sheet at September 30, 2005 gives effect to the MTG acquisition as if it had occurred on September 30, 2005. The unaudited pro forma condensed consolidated financial statements are intended for informational purposes only and do not purport to present our actual financial position or the results of operations that actually would have occurred or that may be obtained in the future if the transactions described had occurred as presented. In addition, future results may vary significantly from the results reflected in such statements due to certain factors beyond our control.

        The Campbell asset and MTG acquisitions include the following transactions:

  •
  the acquisition of the assets of Campbell for approximately $18.2 million in cash;

  •
  the acquisition of MTG for approximately $50.2 million, paid in cash of $34.0 million and shares of Class A Convertible Preferred stock of our parent of approximately $16.2 million;

  •
  additional borrowings of $42.0 million under our senior secured credit facility, which include additional terms loans of $12.5 million and revolving of credit facility borrowings of $29.5 million; and

  •
  the repayment of all existing indebtedness of MTG concurrent with the closing of our acquisition of MTG.

        The transactions related to the MedSource acquisition that impact the unaudited pro forma condensed consolidated financial statements include the following:

  •
  the acquisition of MedSource for $204.9 million in cash (net of $14.3 million of cash acquired);

  •
  the payment in cash of MedSource's indebtedness and accrued interest of $37.0 million;

  •
  the payment in cash of our old senior secured credit facility, our old senior subordinated indebtedness, Parent's senior indebtedness, and accrued interest of $154.1 million;

  •
  the borrowings under our senior secured credit facility of $194.0 million;

  •
  the offering of our 10% senior subordinated notes due July 15, 2012, which generated $175.0 million in cash; and

  •
  the payment of fees in connection with our senior secured credit facility and senior subordinated notes which will be amortized to interest expense over the life of each respective instrument.

        The unaudited pro forma as adjusted consolidated statements of operations have been adjusted to give effect to the Transactions as if these events occurred as of January 1, 2004. The unaudited pro forma as adjusted consolidated balance sheet has been adjusted to give effect to the Transactions as if these events occurred as of September 30, 2005. The unaudited pro forma as adjusted consolidated financial data are for informational purposes only and do not purport to present what our results of operations and financial condition would have been had the Transactions actually occurred on these earlier dates, nor do they project our results of operations for any future period or our financial condition at any future date.

        The unaudited pro forma data account for the MedSource, Campbell and MTG acquisitions using the purchase method of accounting, which requires that we adjust their assets and liabilities to their fair values. The valuation of Campbell and MTG is based upon available information and certain assumptions that we believe are reasonable. The total purchase price for Campbell and MTG was allocated to our net assets based on preliminary estimates of fair value. The final purchase price allocation will be based on a formal valuation analysis and may include adjustments to the amounts shown here. The summary pro forma data account for the Transactions using the purchase method of accounting which requires that we adjust all of our assets and liabilities to their fair values as of the date the Merger. The valuation of our assets and liabilities is based upon available information and certain assumptions that we believe are reasonable. A final valuation is in process. The result of the final allocation could be materially different from the preliminary allocation set forth in the unaudited pro forma consolidated condensed financial statements. In particular, we have initiated an appraisal of all property, plant and equipment acquired from MTG, and to be acquired from us in the Merger. We believe no material adjustment to the net book value will be recorded for MTG's or our aggregate property, plant and equipment. However, the results of the final appraisal and the final allocation could be materially different from the preliminary allocation set forth in the unaudited pro forma condensed consolidated financial statements.

        The summary unaudited pro forma as adjusted consolidated statement of operations as of and for the LTM period have been derived by adding the unaudited pro forma as adjusted statement of income and other financial data for the three months ended December 31, 2004 to the pro forma as adjusted statement of income and other financial data for the nine months ended September 30, 2005.

        The audited and unaudited financial statements from which these pro forma financial statements are derived that are not included in this filing are included in periodic reports previously filed by the Company or MedSource (prior to our acquisition of MedSource) with the Securities and Exchange Commission, including the Company's annual report on Form 10-K filed for its fiscal year ended December 31, 2004, and quarterly report on Form 10-Q filed for its third completed fiscal quarter. These reports can be found and reviewed at the Securities and Exchange Commission's website at http://www.sec.gov.

Accellent Corp.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2005

Amounts in thousands	Accellent	MTG	Pro Forma Acquisition Adjustments		Pro Forma Accellent Including Acquisitions	Pro Forma Transaction Adjustments		Pro Forma As Adjusted Accellent
Assets:
Current assets:
Cash and cash equivalents	$7,388	$427	$(1,777	)(a)	$6,038	$(6,038	)(b)	$—
Accounts receivable, net of allowances	56,561	1,968	—		58,529	—		58,529
Inventories	61,393	402	329	(a)	62,124	17,042	(c)	79,166
Prepaid expenses and other	2,706	25	—		2,731	—		2,731

Total current assets	128,048	2,822	(1,448)		129,422	11,004		140,426
Property and equipment, net	96,102	6,922	—		103,024	—		103,024
Goodwill	284,879	—	30,082	(a)	314,961	562,243	(c)	877,204
Intangibles, net	83,654	—	13,940	(a)	97,594	181,906	(c)	279,500
Deferred financing costs and other assets	15,985	85	—		16,070	13,952	(d)	30,022

Total Assets	$608,668	$9,829	$42,574		$661,071	$769,105		$1,430,176

Liabilities and Stockholder's Equity:
Current liabilities:
Current portion of long-term debt	$1,961	$517	$(517)	)(a)	$1,961	$(1,961	)(b)	$—
Accounts payable	20,218	430	—		20,648	—		20,648
Accrued payroll and benefits	12,143	218	—		12,361	—		12,361
Accrued interest	3,741	—	—		3,741	—		3,741
Accrued expenses, other	19,677	452	1,000	(a)	21,129	—		21,129

Total current liabilities	57,740	1,617	483		59,840	(1,961)		57,879
Revolving credit facility	—	—	—		—	—	(b)	—
Term Loan B	—	—	—		—	375,000	(b)	375,000
Senior subordinated notes	—	—	—		—	325,000	(b)	325,000
Senior Subordinated Bridge Facility	—	—	—		—	—	(b)	—
Long-term debt—existing	372,663	1,260	32,740	(a)	406,663	(406,663	)(b)	—
Other long-term liabilities	25,255	103	—		25,358	5,332	(c)	30,690

Total Liabilities	455,658	2,980	33,223		491,861	296,708		788,569
Minority interest	—	1,482	(1,482	)(a)	—	—		—
Total Stockholder's Equity	153,010	5,367	10,833	(a)	169,210	472,397	(e)	641,607

Total Liabilities and Stockholder's Equity	$608,668	$9,829	$42,574		$661,071	$769,105		$1,430,176

Accellent Corp.

Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a)
Reflects the following based on the fair value of the assets acquired and liabilities assumed for the MTG acquisition. The total purchase price for the MTG acquisition was allocated to our net assets based on preliminary estimates of fair value. The final purchase price allocation could differ materially from these preliminary amounts.

Purchase price (in thousands):
Borrowed under Senior Credit Facility	$34,000
Class A-9 5% Convertible Preferred Stock	16,200

Total Purchase price	$50,200

Inventory adjustment to fair value less cost to sell	$329
Customer relationship intangibles	13,940
Goodwill	30,082
Accrued transaction costs	(1,000)
Minority interest	1,482
Historical MTG equity	5,367

$50,200

  Concurrent with the closing of the MTG acquisition, the Company repaid all existing indebtedness of MTG.

(b)
Reflects the estimated sources and uses of cash for the Transactions as follows (in thousands):

Sources
Revolving credit facility(1)	$—
Term Loan B(2)	375,000
Senior subordinated notes	325,000
Senior subordinated bridge facility	—
Equity contribution(3)(4)	613,732

Total sources	1,313,732

Uses
Purchase price to existing stockholders	$838,146
Repayment of existing debt	408,624
Estimated transaction costs(5)	42,253
Estimated tender offer and consent solicitation fees(5)	30,747

Total uses	1,319,770

Pro forma net adjustment to cash(4)	$(6,038)

  (1)
  The revolving credit facility provides for borrowing up to $75 million.

  (2)
  Upon the closing of the Transactions, our parent will enter into a $375 million senior secured term loan facility.

  (3)
  Represents the amount to be invested in equity securities of AAC's parent by investment funds associated with or designated by KKR and others. Excludes approximately $30.5 million, on a pre-tax basis, of equity of management participants assumed to be in the form of a rollover of their existing equity interests.

  (4)
  The equity contribution contemplates the use of all of the Company's cash. To the extent that the actual cash on-hand at the closing of the Transactions differs, the equity contribution amount shown above will be adjusted accordingly.

  (5)
  Consists of $28.7 million of estimated financing fees, that will be capitalized and amortized over the related terms of the financings; $2.6 million of transaction costs that will be expensed prior to or upon consummation of the Merger and reflected as an adjustment to historical equity, $11.0 million of direct acquisition costs, and $30.7 million in estimated fees to tender for and solicit consents in respect of the existing senior subordinated notes to be recognized as a loss upon the extinguishment of the notes.

(c)
The following table sets forth the calculation and adjustments made related to the preliminary allocation of purchase price with respect to the Transactions (dollars in thousands):

Purchase price(1)		$868,646
Transaction fees and expenses directly related to the Transactions(2)		11,038

Total		879,684
Net assets acquired before adjustments	169,210
Existing goodwill	(314,961)
Existing deferred financing costs	(14,638)
Existing customer relationship intangible assets	(97,594)
Estimated tender premium	(30,747)

Net assets acquired before adjustments		(288,730)

Estimated purchase price in excess of net assets acquired		1,168,414
Adjustments to net assets acquired:
Inventory(3)	17,042
Customer relationship and other intangible assets(3)	279,500
Fixed assets(3)	—

Subtotal	296,542
Deferred income taxes(4)	(5,332)

Preliminary adjustments to net assets acquired		291,210

Pro forma goodwill		877,204
Existing goodwill		(314,961)

Pro forma adjustment to goodwill		$562,243

  (1)
  Represents both the cash investment of $838.1 million and the management participation and rollover equity, on a pre-tax basis, of $30.5 million.

  (2)
  Represents estimated expenses related primarily to legal, accounting, investment banking and sponsor fees.

  (3)
  These unaudited pro forma condensed consolidated financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. An appraisal will be performed to assist management in determining the fair value of acquired assets and liabilities, including identifiable intangible assets. The final purchase price allocation may result in a materially different allocation for tangible and intangible assets than that presented in these unaudited pro forma condensed consolidated financial statements.

  (4)
  Reflects the estimated impact on deferred income taxes related to purchase accounting adjustments totaling $199.0 million, calculated at a 38.25% statutory tax rate, for a total gross deferred tax liability of $76.1 million. The gross deferred tax liability has been reduced by $70.8 million of deferred tax assets, relating to net operating loss carryforwards available to the Company.

(d)
Reflects the capitalization of $28.7 million of estimated financing costs that we will incur with the new debt financings, net of $14.6 million of unamortized deferred financing costs eliminated in purchase accounting.

(e)
Adjustments to stockholder's equity consists of the following (dollars in thousands):

Cash equity contribution by KKR and others	$613,732
Management roll over equity and cash contribution	30,500

Total equity contribution	644,232
Less transaction costs charged to expense	(2,625)

Pro forma equity balance	641,607

Less historic equity	(169,210)

Net adjustment to equity	$472,397

Accellent Corp.

Unaudited Pro Forma Consolidated Condensed Statement of Income

For the Nine Months Ended September 30, 2004

Amounts in thousands	Accellent nine months ended September 30, 2004	Medsource interim period ended June 29, 2004	Campbell nine months ended September 30, 2004	MTG nine months ended September 30, 2004	Pro Forma Acquisition Adjustments		Pro Forma Accellent Including Acquisitions	Pro Forma Transaction Adjustments		Pro Forma As Adjusted Accellent
Net sales	$212,485	$94,301	$7,821	$8,943	$(527	)(a)	$323,023	$—		$323,023
Cost of sales	155,155	71,612	5,027	4,312	(495	)(b)	235,611	—		235,611

Gross profit	57,330	22,689	2,794	4,631	(32)		87,412	—		87,412
Selling, general and administrative expenses	30,681	15,024	365	586	330	(b)	46,986	—		46,986
Research and development expenses	2,023	181	—	—	—		2,204	—		2,204
Restructuring and other charges	2,107	2,334	—	—	—		4,441	—		4,441
Amortization of intangibles	3,937	60	—	—	1,675	(c)	5,672	7,282	(g)	12,954

Income from operations	18,582	5,090	2,429	4,045	(2,037)		28,109	(7,282)		20,827
Other income (expense)
Interest (expense) income, net	(19,397)	(1,278)	(25)	(26)	(3,184	)(d)	(23,910)	(22,146	)(h)	(46,056)
Other (expense) income, including debt prepayment penalties of $3,295 in 2004	(3,284)	71	(12)	—	3,295	(e)	70	—		70

Total Other income (expense)	(22,681)	(1,207)	(37)	(26)	111		(23,840)	(22,146)		(45,986)

Income (loss) before income taxes	(4,099)	3,883	2,392	4,019	(1,926)		4,269	(29,428)		(25,159)
Income tax expense	2,341	243	—	(11)	—	(f)	2,573	—	(i)	2,573

Net income (loss)(j)	$(6,440)	$3,640	$2,392	$4,030	$(1,926)		$1,696	$(29,428)		$(27,732)

Accellent Corp.

Unaudited Pro Forma Consolidated Condensed Statement of Income

For the Twelve Months Ended December 31, 2004

Amounts in thousands	Accellent twelve months ended December 31, 2004	Medsource interim period ended June 29, 2004	Campbell twelve months ended December 31, 2004	MTG twelve months ended December 31, 2004	Pro Forma Acquisition Adjustments		Pro Forma Accellent Including Acquisitions	Pro Forma Transaction Adjustments		Pro Forma As Adjusted Accellent
Net Sales	$320,169	$94,301	$10,899	$11,322	$(527	)(a)	$436,164	$—		$436,164
Cost of sales	234,396	71,612	7,037	5,924	(525	)(b)	318,444	—		318,444

Gross Profit	85,773	22,689	3,862	5,398	(2)		117,720	—		117,720
Selling General and Administrative Expense	45,912	15,024	482	851	333	(b)	62,602	—		62,602
Research and Development Expenses	2,668	181	—	—	—		2,849	—		2,849
Restructuring and Other Charges	3,600	2,334	—	—	—		5,934	—		5,934
Amortization of Intangibles	5,539	60	—	—	2,035	(c)	7,634	9,725	(g)	17,359

Income (Loss) from Operations	28,054	5,090	3,380	4,547	(2,370)		38,701	(9,725)		28,976
Other Income (Expense)
Interest Expense, Net	(26,879)	(1,278)	(41)	(39)	(3,864	)(d)	(32,101)	(29,346	)(h)	(61,447)
Other Income (Expense)	(3,312)	71	(25)	27	3,295	(e)	56	—		56

Total Other Expense	(30,191)	(1,207)	(66)	(12)	(569)		(32,045)	(29,346)		(61,391)

Income (Loss) Before Income Taxes	(2,137)	3,883	3,314	4,535	(2,939)		6,656	(39,071)		(32,415)
Income Tax Expense (Benefit)	3,483	243	—	(22)	215	(f)	3,919	—	(i)	3,919

Net Income (Loss)(j)	$(5,620)	$3,640	$3,314	$4,557	$(3,154)		$2,737	$(39,071)		$(36,334)

Accellent Corp.

Unaudited Pro Forma Consolidated Condensed Statement of Income

Nine Months Ended September 30, 2005

Amounts in thousands	Accellent nine months ended September 30, 2005	Campbell interim period ended September 11, 2005	MTG nine months ended September 30, 2005	Pro Forma Acquisition Adjustments		Pro Forma Accellent Including Acquisitions	Pro Forma Transaction Adjustments		Pro Forma As Adjusted Accellent
Net Sales	$340,253	$8,220	$11,362	$—		$359,835	$—		$359,835
Cost of sales	234,121	6,710	6,018	76	(b)	246,925	—		246,925

Gross Profit	106,132	1,510	5,344	(76)		112,910	—		112,910
Selling General and Administrative Expense	49,539	452	857	(230	)(b)	50,618	—		50,618
Research and Development Expenses	2,294	—	—	—		2,294	—		2,294
Restructuring and Other Charges	3,825	—	—	—		3,825	—		3,825
Amortization of Intangibles	4,660	—	—	1,077	(c)	5,737	7,282	(g)	13,019

Income (Loss) from Operations	45,814	1,058	4,487	(923)		50,435	(7,282)		43,154
Other Income (Expense)
Interest Expense, Net	(23,731)	(88)	(78)	(1,960	)(d)	(25,857)	(20,199	)(h)	(46,056)
Other Income (Expense)	(105)	(20)	(57)	—		(182)	—		(182)

Total Other Expense	(23,836)	(108)	(135)	(1,960)		(26,039)	(20,199)		(46,238)

Income (Loss) Before Income Taxes	21,978	950	4,352	(2,883)		24,397	(27,481)		(3,084)
Income Tax Expense (Benefit)	10,045	—	11	658	(f)	10,714	(5,813	)(i)	4,901

Net Income (Loss)(j)	$11,933	$950	$4,341	$(3,541)		$13,683	$(21,668)		$(7,985)

Accellent Corp.

Unaudited Pro Forma Consolidated Condensed Statement of Income

For the Twelve Months Ended September 30, 2005

Amounts in thousands	Accellent nine months ended September 30, 2005	Accellent three months ended December 31, 2004	Campbell interim period ended September 11, 2005	Campbell three months ended December 31, 2004	MTG nine months ended September 30, 2005	MTG three months ended December 31, 2004	Pro Forma Acquisition Adjustments		Pro Forma Accellent Including Acquisitions	Pro Forma Transaction Adjustments		Pro Forma As Adjusted Accellent
Net Sales	$340,253	$107,684	$8,220	$3,078	$11,362	$2,425	$—	(a)	$473,022	$—		$473,022
Cost of sales	234,121	79,241	6,710	2,011	6,018	1,575	45	(b)	329,721	—		329,721

Gross Profit	106,132	28,443	1,510	1,067	5,344	850	(45)		143,301	—		143,301
Selling General and Administrative Expense	49,539	15,232	452	116	857	280	(227	)(b)	66,249	—		66,249
Research and Development Expenses	2,294	645	—	—	—	—	—		2,939	—		2,939
Restructuring and Other Charges	3,825	1,493	—	—	—	—	—		5,317	—		5,319
Amortization of Intangibles	4,660	1,601	—	—	—	—	1,437	(c)	7,698	9,725	(g)	17,423

Income (Loss) from Operations	45,814	9,473	1,058	951	4,487	570	(1,255)		61,096	(9,725)		51,371
Other Income (Expense)
Interest Expense, Net	(23,731)	(7,481)	(88)	(15)	(78)	(13)	(2,640	)(d)	(34,046)	(27,400	)(h)	(61,446)
Other Income (Expense)	(105)	(29)	(20)	(14)	(57)	9	—		(216)	—		(216)

Total Other Expense	(23,836)	(7,510)	(108)	(29)	(135)	(4)	(2,640)		(34,262)	(27,400)		(61,662)

Income (Loss) Before Income Taxes	21,978	1,963	950	922	4,352	566	(3,895)		26,835	(37,125)		(10,290)
Income Tax Expense (Benefit)	10,045	1,142	—	—	11	(21)	787	(f)	11,964	(5,926	)(i)	6,038

Net Income (Loss)(j)	$11,933	$821	$950	$922	$4,341	$587	$(4,682)		$14,871	$(31,199)		$(16,328)

ACCELLENT CORP.

Notes to Unaudited Pro Forma Consolidated Condensed Statements of Operations

(a)
Represents the elimination of sales by the Company to MedSource and sales by MedSource to the Company totaling $527,000 during the nine months ended September 30, 2004 and twelve months ended December 31, 2004.

(b)
The Company commenced the incurrence of an annual monitoring fee to DLJ Merchant Banking III, Inc., in connection with the MedSource acquisition and increased salaries for certain employees in connection with the MTG acquisition. In connection with the Campbell and MTG acquisitions, the Company acquired real estate which was previously leased to the acquired companies by related parties. As a result, the Company will incur increased depreciation and less rent expense. The Company will not incur transaction costs previously incurred by Campbell and MTG in connection with the sale of those businesses to the Company. These adjustments are as follows (in thousands):

	Nine months ended September 30, 2004	Twelve months ended December 31, 2004	Nine months ended September 30, 2005	Twelve months ended September 30, 2005
Elimination of intercompany sales	$(527)	$(527)	$—	$—
Salaries adjustment	130	133	106	109
Depreciation expense increase	102	135	42	75
Rent expense reduction	(200)	(266)	(72)	(139)

Total adjustments to cost of sales	$(495)	$(525)	$76	$45

Salaries adjustment	130	133	106	109
Transaction expenses	—	—	(336)	(336)
Additional monitoring fee to DLJ	200	200	—	—

Total adjustments to selling, general and administrative expenses	$330	$333	$(230)	$(227)

(c)
The pro forma adjustment for amortization expense was based on the identifiable intangible assets and useful lives assigned to each. The actual amount of identifiable intangible assets of MedSource and the estimated identifiable intangible assets of Campbell and MTG, and the respective lives of each are as follows:

	Amount	Useful life
	(in thousands)	(in years)
Customer base—MedSource	$16,300	15
Developed technology—MedSource	2,300	10
Customer relationship—Campbell	6,050	15
Customer relationship—Campbell	360	5
Non-compete—Campbell	30	5
Customer relationship—MTG	13,600	15
Customer relationship—MTG	340	7

	$38,980	14

        The Company has estimated the identifiable intangible assets of Campbell and MTG, and their respectively useful lives. The valuation for both are expected to be completed by December 31, 2005. An increase or decrease in the amount of purchase price allocated to amortizable assets would impact the amount of amortization expense. Identifiable intangible assets have been amortized on a straight-line basis in the unaudited pro forma consolidated condensed statements of operations.

        Based on the 14 year estimated weighted average useable life of the intangible assets described above, each increase of $1.0 million of purchase price allocated to amortizable intangible assets would result in an annual decrease to pro forma income from operations of approximately $0.1 million. Based on the $39.0 million of intangible assets described above, a decrease of 1, 2 and 3 years in the weighted average useful life would result in annual decreases to pro forma income from operations of approximately $0.2 million, $0.5 million and $0.7 million, respectively.

(d)
Consists of (in thousands):

	Nine months ended September 30, 2004	Twelve months ended December 31, 2004	Nine months ended September 30, 2005	Twelve months ended September 30, 2005
Elimination of interest on retired indebtedness at the Company	$11,970	$11,970	$—	$—
Elimination of interest on retired indebtedness at MedSource, Campbell and MTG	1,329	1,358	166	195
Interest on borrowings under the senior credit facility and the notes	(13,164)	(13,164)	—	—
Amortization of deferred financing fees of the Company	(1,193)	(1,193)	—	—
Interest on debt to fund Campbell and MTG acquisitions	(2,126)	(2,835)	(2,126)	(2,835)

	$(3,184)	$(3,864)	$(1,960)	$(2,640)

(e)
Represents the elimination of the one-time expenses for prepayment fees associated with the retired indebtedness of the Company.

(f)
Campbell was a Subchapter S corporation prior to the acquisition, and therefore not subject to corporate income taxes. MTG was a limited liability company subject only to state corporate income taxes. Adjustments represent additional corporate level income taxes since both entities will be subject to federal and state income tax after the acquisition. Only incremental state taxes were provided for the year ended December 31, 2004 due to the federal taxable net operating loss incurred. Only incremental state taxes and certain non-cash federal taxes were provided for the nine and twelve month periods ending September 30, 2005 due to the net operating loss carryforward available for federal tax purposes.

(g)
Represents change in amortization based upon preliminary estimates of the fair values and useful lives of identifiable intangible assets and the respective lives of each category of identifiable intangible asset is as follows (in thousands):

	Amount	Life (years)
Customer Base & Relationships	$229,500	15.0
Proprietary Technology	17,000	8.5

	$246,500	14.2

Indefinite life intangibles—Trademarks & Tradenames	$33,000

        These unaudited pro forma condensed consolidated financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in a materially different allocation for tangible and intangible assets than that presented in these unaudited pro forma condensed consolidated financial statements. An increase or decrease in the amount of purchase price allocated to amortizable assets would impact the amount of annual amortization expense. Identifiable intangible assets have been amortized on a straight-line basis in the unaudited pro forma condensed statements of income.

        The following table shows the decrease to pro forma income from operations for every $10.0 million of purchase price allocated to amortizable intangible assets at an estimated 14.2 year life (in thousands):

	Twelve months	Nine months
Decrease in operating income	$704	$528

        The following table shows the decrease in pro forma income from operations for every 1 year decrease in the weighted average useful life of the estimated identifiable intangible assets described above (in thousands):

	Twelve months	Nine months
Decrease by 1 year	1,315	986
Decrease by 2 years	2,846	2,134
Decrease by 3 years	4,650	3,487
(h)
Reflects pro forma interest expense resulting from our new capital structure in connection with the Transactions, using 6-month LIBOR rates at October 19, 2005, as follows (in thousands):

	Nine months ended September 30, 2004	Twelve months ended December 31, 2004	Nine months ended September 30, 2005	Twelve months ended September 30, 2005
Total cash interest expense	$43,106	$57,475	$43,106	$57,475
Amortization of capitalized debt issuance costs	2,950	3,972	2,950	3,972

Total pro forma interest expense	46,056	61,447	46,056	61,447
Less historical interest expense	(23,910)	(32,101)	(25,857)	(34,047)

Net adjustment to interest expense	$22,146	$29,346	$20,199	$27,400

  Interest rate sensitivity

        A 0.125% change in interest rates on the new debt issuance would change cash interest expense for the twelve-month and nine-month periods for each new debt instrument as follows (in thousands):

	Twelve month period	Nine month period
Term loan credit facilities	$469	$352
Senior subordinated notes	406	305

Total	$875	$657

(i)
Represents the elimination of non-cash taxes recorded in connection with the usage of net operating losses acquired from MedSource. Based on the pro forma pre-tax net income, these non-cash taxes would not be recorded. No additional benefit is recorded due to net operating loss carryforwards available for both the year ended December 31, 2004 and the nine months ended September 30, 2005.

(j)
Net income does not include the following non-recurring items: $14.6 million write-off of existing deferred financing fees, $30.7 million of estimated tender offer and consent solicitation premiums to repurchase the existing senior subordinated notes, $2.6 million of transaction costs to be expensed prior to or upon the Closing, a preliminary estimated charge for in-process research and development costs of $8.2 million and $17.0 purchase accounting adjustment to record inventory at fair value.

NON-GAAP FINANCIAL INFORMATION

Non-GAAP Financial Measures

        EBITDA, Adjusted EBITDA (including pro forma presentations thereof) and the related ratios presented herein are supplemental measures that are not required by, or presented in accordance with GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

        EBITDA represents net income (loss) before net interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to unusual items, non-cash items and other adjustments, all of which are required in calculating covenant ratios and compliance under the indenture governing our parent's notes and under our parent's new senior secured credit facilities to be entered into in connection with the Transactions.

        We present Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and/or Adjusted EBITDA when reporting their results. Measures similar to Adjusted EBITDA are also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe EBITDA and Adjusted EBITDA facilitate operating performance comparison from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense).

        We also believe that the inclusion of EBITDA and Adjusted EBITDA herein is appropriate to provide additional information about the calculation of certain financial covenants in the indenture governing our parent's notes and under our parent's senior secured credit facilities to be entered into in connection with the Transactions. Adjusted EBITDA is a material component of these covenants. For instance, the indenture governing our parent's notes and our parent's senior secured credit facilities are anticipated to contain financial covenant ratios, specifically total leverage and interest coverage ratios, that are calculated by reference to Adjusted EBITDA. Non-compliance with the financial ratio maintenance covenants contained in our parent's senior secured credit facilities could result in the requirement to immediately repay all amounts outstanding under such facilities, while non-compliance with the debt incurrence ratios contained in the indenture governing our parent's notes would prohibit our parent and us from being able to incur additional indebtedness other than pursuant to specified exceptions.

        In calculating Adjusted EBITDA, as permitted by the terms of our parent's proposed indebtedness, we eliminate the impact of a number of items we do not consider indicative of our ongoing operations and for the other reasons noted above. For the reasons indicated herein, you are encouraged to evaluate each adjustment and whether you consider it appropriate. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

        EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

  •
  they do not reflect our cash expenditures for capital expenditure or contractual commitments;

  •
  they do not reflect changes in, or cash requirements for, our working capital requirements;

  •
  they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our indebtedness;

  •
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash requirements for such replacements;

  •
  Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, as discussed in our presentation of "Adjusted EBITDA" herein; and

  •
  other companies, including other companies in our industry, may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

        Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business or reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. For more information, see our consolidated financial statements and the notes to those statements previously filed by the Company with the Securities and Exchange Commission, including the Company's annual report on Form 10-K filed for its fiscal year ended December 31, 2004, and quarterly report on Form 10-Q filed for its third completed fiscal quarter. These reports can be found and reviewed at the Securities and Exchange Commission's website at http://www.sec.gov.

Reconciliations of Net Income (loss) and Pro Forma Net Income (loss) to
EBITDA and Adjusted EBITDA and Pro Forma EBITDA and Adjusted EBITDA

Nine months ended September 30, 2004

Amounts in thousands	Accellent nine months ended September 30, 2004	MedSource interim period ended June 29, 2004	Campbell nine months ended September 30, 2004	MTG nine months ended September 30, 2004	Pro forma acquisition adjustments	Pro forma for acquisitions	Transaction adjustments	Accellent Pro forma as adjusted
Net Income (loss)	$(6,440)	$3,640	$2,392	$4,030	$(1,926)	$1,696	$(29,428)	$(27,732)
Interest expense	19,397	1,278	25	26	3,184	23,910	22,146	46,056
Income tax expense (benefit)	2,341	243	—	(11)	—	2,573	—	2,573
Depreciation and amortization	11,289	4,381	258	315	1,776	18,019	7,282	25,301

EBITDA	26,587	9,542	2,675	4,360	3,034	46,198	—	46,198
Adjustments
Restructuring and other charges	2,107	2,582	—	—	—	4,689	—	4,689
Stock-based compensation	161	299	—	—	—	460	—	460
Step-up of acquired inventory	3,397	—	—	—	—	3,397	—	3,397
Losses incurred by closed facilities	844	1,501	—	—	—	2,345	—	2,345
Gain on sale of building	(118)	—	—	—	—	(118)	—	(118)
Management fee to existing stockholders of parent	475	—	—	—	200	675	—	675
Debt prepayment penalty	3,295	—	—	—	(3,295)	—	—	—

Adjusted EBITDA	$36,748	$13,924	$2,675	$4,360	$(61)	$57,646	$—	$57,646

Reconciliations of Net Income (loss) and Pro Forma Net Income (loss) to
EBITDA and Adjusted EBITDA and Pro Forma EBITDA and Adjusted EBITDA

Year ended December 31, 2004

Amounts in thousands	Accellent year ended December 31, 2004	MedSource interim period ended June 29, 2004	Campbell year December 31, 2004	MTG year ended December 31, 2004	Pro forma acquisition adjustments	Pro forma for acquisitions	Transaction adjustments	Accellent Pro forma as adjusted
Net Income (loss)	$(5,620)	$3,640	$3,314	$4,557	$(3,154)	$2,737	$(39,071)	$(36,334)
Interest expense	26,879	1,278	41	39	3,864	32,101	29,346	61,447
Income tax expense (benefit)	3,483	243	—	(22)	215	3,919	—	3,919
Depreciation and amortization	16,152	4,381	384	442	2,170	23,529	9,725	33,254

EBITDA	40,894	9,542	3,739	5,016	3,095	62,286	—	62,286
Adjustments
Restructuring and other charges	3,600	2,582	—	—	—	6,182	—	6,182
Stock-based compensation	266	299	—	—	—	565	—	565
Executive severance and relocation	299	—	—	—	—	299	—	299
Step-up of acquired inventory	3,397	—	—	—	—	3,397	—	3,397
Write-off of acquired inventory and A/R	2,479	—	—	—	—	2,479	—	2,479
Losses incurred by closed facilities	2,046	1,501	—	—	—	3,547	—	3,547
Gain on sale of building	(118)	—	—	—	—	(118)	—	(118)
Management fee to existing stockholders of parent	700	—	—	—	200	900	—	900
Debt prepayment penalty	3,295	—	—	—	(3,295)	—	—	—

Adjusted EBITDA	$56,858	$13,924	$3,739	$5,016	$—	$79,537	$—	$79,537

Reconciliations of Net Income (Loss) and Pro Forma Net Income (Loss) to
EBITDA and Adjusted EBITDA and Pro Forma EBITDA and Adjusted EBITDA

Nine months ended September 30, 2005

Amounts in thousands	Accellent nine months ended September 30, 2005	Campbell period ended September 11, 2005	MTG nine months ended September 30, 2005	Pro forma acquisition adjustments	Pro forma for acquisitions	Transaction adjustments	Accellent Pro forma as adjusted
Net Income (loss)	$11,933	$950	$4,341	$(3,541)	$13,683	$(21,668)	$(7,985)
Interest expense	23,731	88	78	1,960	25,857	20,199	46,056
Income tax expense (benefit)	10,045	—	11	658	10,714	(5,813)	4,901
Depreciation and amortization	16,062	404	573	1,119	18,158	7,282	25,440

EBITDA	61,771	1,442	5,003	196	68,412	—	68,412
Adjustments
Restructuring and other charges	3,825	—	—	—	3,825	—	3,825
Stock-based compensation	3,556	—	—	—	3,556	—	3,556
Executive severance and relocation	891	—	—	—	891	—	891
Step-up of acquired inventory	120	—	—	—	120	—	120
Write-off of acquired inventory and A/R	(336)	121	—	—	(215)	—	(215)
Losses incurred by closed facilities	829	—	—	—	829	—	829
Management fee to existing stockholders of parent	675	—	—	—	675	—	675
Costs related to the Transactions	558	—	—	—	558	—	558

Adjusted EBITDA	$71,889	$1,563	$5,003	$196	$78,651	$—	$78,651

Reconciliations of Net Income (Loss) and Pro Forma Net Income (Loss) to
EBITDA and Adjusted EBITDA and Pro Forma EBITDA and Adjusted EBITDA

Twelve months ended September 30, 2005

Amounts in thousands	Accellent nine months ended September 30, 2005	Accellent three months ended December 31, 2004	Campbell period ended September 11, 2005	Campbell three months ended December 31, 2004	MTG nine months ended September 30, 2005	MTG three months ended December 31, 2004	Pro forma acquisition adjustments	Pro forma for acquisitions	Transaction adjustments	Accellent Pro forma as adjusted
Net Income (loss)	$11,933	$820	$950	$922	$4,341	$587	$(4,682)	$14,871	$(31,199)	$(16,328)
Interest expense	23,731	7,481	88	15	78	13	2,640	34,046	27,400	61,446
Income tax expense (benefit)	10,045	1,142	—	—	11	(21)	787	11,964	(5,926)	6,038
Depreciation and amortization	16,062	4,863	404	126	573	126	1,512	23,666	9,725	33,391

EBITDA	61,771	14,306	1,442	1,063	5,003	705	257	84,547	—	84,547
Adjustments
Restructuring and other charges	3,825	1,493	—	—	—	—	—	5,318	—	5,318
Stock-based compensation	3,556	106	—	—	—	—	—	3,662	—	3,662
Executive severance and relocation	891	299	—	—	—	—	—	1,190	—	1,190
Step-up of acquired inventory	120	—	—	—	—	—	—	120	—	120
Write-off of acquired inventory and A/R	(336)	2,479	121	—	—	—	—	2,264	—	2,264
Losses incurred by closed facilities	829	1,202	—	—	—	—	—	2,031	—	2,031
Management fee to existing stockholders of parent	675	225	—	—	—	—	—	900	—	900
Costs related to the Transactions	558	—	—	—	—	—	—	558	—	558

Adjusted EBITDA	$71,889	$20,110	$1,563	$1,063	$5,003	$705	$257	$100,590	$—	$100,590

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  Exhibit 99.1
SUPPLEMENTAL REGULATION FD INFORMATION
THE TRANSACTIONS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Accellent Corp. Unaudited Pro Forma Condensed Consolidated Balance Sheet As of September 30, 2005
Accellent Corp. Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet
Accellent Corp. Unaudited Pro Forma Consolidated Condensed Statement of Income For the Nine Months Ended September 30, 2004
Accellent Corp. Unaudited Pro Forma Consolidated Condensed Statement of Income For the Twelve Months Ended December 31, 2004
Accellent Corp. Unaudited Pro Forma Consolidated Condensed Statement of Income Nine Months Ended September 30, 2005
Accellent Corp. Unaudited Pro Forma Consolidated Condensed Statement of Income For the Twelve Months Ended September 30, 2005
ACCELLENT CORP. Notes to Unaudited Pro Forma Consolidated Condensed Statements of Operations
NON-GAAP FINANCIAL INFORMATION Non-GAAP Financial Measures
Reconciliations of Net Income (loss) and Pro Forma Net Income (loss) to EBITDA and Adjusted EBITDA and Pro Forma EBITDA and Adjusted EBITDA Nine months ended September 30, 2004
Reconciliations of Net Income (loss) and Pro Forma Net Income (loss) to EBITDA and Adjusted EBITDA and Pro Forma EBITDA and Adjusted EBITDA Year ended December 31, 2004
Reconciliations of Net Income (Loss) and Pro Forma Net Income (Loss) to EBITDA and Adjusted EBITDA and Pro Forma EBITDA and Adjusted EBITDA Nine months ended September 30, 2005
Reconciliations of Net Income (Loss) and Pro Forma Net Income (Loss) to EBITDA and Adjusted EBITDA and Pro Forma EBITDA and Adjusted EBITDA Twelve months ended September 30, 2005